Exhibit 10.68

THIS AMENDED AND RESTATED PROMISSORY NOTE IS BEING EXECUTED AND DELIVERED FOR THE PURPOSE OF COMBINING, AMENDING, RESTATING AND REPLACING, BUT NOT EXTINGUISHING, THE OBLIGATIONS OF MAKERS PURSUANT TO (I) THAT CERTAIN PROMISSORY NOTE DATED MAY 29, 2009, BY MEDIABISTRO (AS DEFINED HEREIN) AND MEDIABISTRO SUBSIDIARY (AS DEFINED HEREIN) TO ALAN M. MECKLER AND (II) THAT CERTAIN PROMISSORY NOTE DATED NOVEMBER 14, 2011, BY MEDIABISTRO, MEDIABISTRO SUBSIDIARY AND INSIDE NETWORK (AS DEFINED HEREIN) TO ALAN M. MECKLER (COLLECTIVELY, THE “EXISTING NOTES”).

AMENDED AND RESTATED

PROMISSORY NOTE

$7,794,604.30

New York, New York

November 1, 2013

FOR VALUE RECEIVED, the undersigned, MEDIABISTRO INC., a Delaware corporation, formerly known as WebMediaBrands Inc., with a business address at 50 Washington Street, Suite 912, Norwalk, CT 06854 (“Mediabistro”), MEDIABISTRO.COM SUBSIDIARY INC., a Delaware corporation, formerly known as Mediabistro.com Inc., with a mailing address at 475 Park Avenue South, 4th Floor, New York, NY 10016 (“MB Subsidiary”), and INSIDE NETWORK, INC., a California corporation with a mailing address at 475 Park Avenue South, 4th Floor, New York, NY 10016 (“Inside Network”; together with Mediabistro and MB Subsidiary, collectively, “Makers” and each, individually, a “Maker”), jointly and severally promise to pay to the order of ALAN M. MECKLER (the “Payee”) or any subsequent assignee or holder hereof (Payee or any subsequent assignee or holder hereof sometimes being hereinafter referred to as “Holder”) at 435 East 52nd Street New York, NY 10022, or at such other address as Holder may designate from time to time in writing, the principal sum of SEVEN MILLION SEVEN HUNDRED NINETY-FOUR THOUSAND SIX HUNDRED FOUR AND 30/100 DOLLARS ($7,794,604.30) or so much thereof as remains unpaid to Holder from time to time, together with: (i) interest on the principal balance outstanding from time to time, from August 27, 2013, until said balance shall have been paid in full, at the rate and in the manner hereinafter provided; (ii) all taxes levied or assessed on this Note or the debt evidenced hereby against the Holder; and (iii) all costs and expenses, including reasonable attorneys’ fees, incurred in collecting or attempting to collect the indebtedness evidenced by this Amended and Restated Promissory Note (the “Note”) or to realize on any collateral securing this Note or to protect or sustain the lien of the Holder, or in any litigation or controversy arising from or connected with this Note or any security for this Note.

1.             Principal and Interest.

(a)             Commencing as of August 27, 2013, interest on the outstanding principal amount of this Note initially shall accrue at the rate of 5.50% per annum (the “Initial Rate”). Such Initial Rate will be subject to change as set forth in Section 1(c) and Section 1(d) below. Interest shall be calculated for the actual number of days elapsed on the basis of a 360 day year, including the first date of the applicable period to, but not including, the date of repayment.

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(b)             Interest only shall be payable monthly in arrears commencing on November 1, 2013 and continuing on the 1st day of each succeeding calendar month until September 1, 2023; provided, that the first interest payment on November 1, 2013, shall include all interest that has accrued, and remains unpaid, from and after August 27, 2013 until the date of such payment. Thereafter, monthly principal and interest payments shall be payable in consecutive monthly installments commencing October 1, 2023 (the “First Principal and Interest Payment Due Date”) and continuing on the 1st day of each succeeding calendar month thereafter. On the First Principal and Interest Payment Due Date and thereafter, the monthly payment will be in an amount sufficient to repay the principal and interest at the rate determined as described in Section 1(c) below in substantially equal installments by the Maturity Date (as defined herein). The outstanding principal amount of this Note, together with all interest accrued thereon and all other amounts due and payable by Makers hereunder and under the security or other documents, instruments and agreements executed in connection with this Note shall be due and payable in full on September 1, 2043 (the “Maturity Date”).

(c)             The Initial Rate will change to an adjustable interest rate (the “Adjustable Rate”) on the first day of September 2018, and such Adjustable Rate may change on such day every 12th month thereafter. The date on which the Initial Rate changes to the Adjustable Rate and each date on which the Adjustable Rate may change is called a “Change Date.”

Beginning with the first Change Date, the Adjustable Rate will be based on an Index. The “Index” is the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market (“LIBOR”), as published in The Wall Street Journal. The most recent Index figure available as of the date 45 days before each Change Date is called the “Current Index.” If the Index is no longer available, the Holder will choose a new index that is based upon comparable information. The Holder will give Makers notice of such choice.

Before each Change Date, the Holder will calculate the new Adjustable Rate by adding 2.75% to the Current Index. The Holder will then round the result of this addition to the nearest one-eighth of one percentage point (0.125%). Subject to the limits stated below, this rounded amount will be the new Adjustable Rate until the next Change Date.

Promptly following the calculation of the new Adjustable Rate, the Holder will determine the amount of the new monthly payment due by Makers. For payment adjustments occurring before the First Principal and Interest Payment Due Date, the amount of Makers’ monthly payment will be sufficient to repay all accrued interest each month on the unpaid principal balance at the new interest rate. If Makers’ make a voluntary payment of principal before the First Principal and Interest Payment Due Date, the payment amount for subsequent payments will be reduced to the amount necessary to repay all accrued interest on the reduced principal balance at the current Adjustable Rate. For payment adjustments occurring on or after the First Principal and Interest Payment Due Date, the amount of the monthly payment will be sufficient to repay unpaid principal and interest that Makers are expected to owe in full on the Maturity Date at the current interest rate in substantially equal payments.

The Adjustable Rate at the first Change Date will not be greater than 7.50% per annum or less than 5.50% per annum. Thereafter, the Adjustable Rate will never be increased or decreased on any single Change Date by more than 2.00% from the rate of interest Makers’ have been paying for the preceding twelve (12) months. The Adjustable Rate will never be greater than 11.50% per annum or less than 5.50% per annum.

The new Adjustable Rate will become effective on each Change Date. Makers will pay the amount of the new monthly payment beginning on the first monthly payment date after the Change Date until the amount of the monthly payment changes again.

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Before the effective date of any change in the Adjustable Rate and/or monthly payment, the Holder will deliver or mail to Makers a notice of such change. The notice will include information required by law to be given to Makers and also the title and telephone number of a person who will answer any question Makers may have regarding such notice.

(d)             Following the occurrence and continuation of an Event of Default (as defined herein) or after maturity and including the period after any judgment has been rendered with respect hereto, the interest rate payable hereunder may, at the election of Holder, increase by 2.00% per annum from the date of the occurrence of such Event of Default until written waiver of the Event of Default by Holder or payment of all principal, interest and other amounts due hereunder in full.

2.             Representations. Makers hereby represent and warrant as follows:

(a)             Each of Mediabistro and MB Subsidiary is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to conduct its business. Inside Network is a corporation duly formed, validly existing and in good standing under the laws of the State of California, with all requisite power and authority to conduct its business.

(b)             Each Maker is duly qualified and/or licensed to conduct its business, and is in good standing in each of the jurisdictions in which it conducts its business, except where the failure to so qualify would not have a material adverse effect on the business, assets, liabilities or operations of a Maker.

(c)             Each Maker has full power and authority to execute and deliver this Note and to perform its obligations hereunder.

(d)             Each Maker has duly executed and delivered this Note. This Note is a legal, valid and binding obligation of each Maker, enforceable against such Maker in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

(e)             Since June 30, 2013, there has been no event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, would constitute, result in or have a material adverse effect on a Maker or its business, assets, liabilities or operations.

3.             Events of Default. The entire unpaid principal sum hereof and all accrued and unpaid interest thereon shall at once become due and payable upon the occurrence of any of the following events for any reason (each, an “Event of Default”): (a) the failure by Makers to fully pay any installment of principal or interest due hereunder within 30 business days after the same shall have become due; (b) if any Maker shall become insolvent or shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, shall suspend its business operations or a material part thereof or make an assignment for the benefit of creditors, shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver or other custodian for it or any of its property or such trustee, receiver or custodian shall be otherwise appointed, or shall commence or have commenced against it any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction; or (c) the dissolution or liquidation of any Maker, or the taking of any company or corporate action by any Maker for the purpose of facilitating the same.

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Upon the occurrence and continuation of an Event of Default hereunder, Holder may, at its election in its sole and absolute discretion, (x) declare the entire outstanding balance under this Note to be, and this Note shall thereupon be and become, immediately due and payable and/or (y) exercise any other rights and/or remedies available to Holder at law, in equity or under this Note. In the case of an Event of Default of the character described in clause (b) above, the principal of this Note shall forthwith become due and payable, together with interest accrued thereon (including any interest accruing after the commencement of any action or proceeding under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable domestic or foreign federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and Makers shall forthwith upon any such acceleration pay to the Holder the entire principal of and interest accrued on the Note.

4.             Change of Control. In the event of a “Change of Control” (as defined herein) of any Maker, the remaining principal balance and all accrued and unpaid interest of this Note may, at the election of the Holder and upon written notice to Makers, be due and payable concurrently with the closing of such event which constitutes a Change of Control. A “Change of Control” shall be (a) any sale of all or substantially all of any Maker’s assets or equity interests (whether in a single transaction or a series of related transactions) to an independent third party that is not controlled by, or affiliated with, Mediabistro or (b) any merger, consolidation, restructuring or reorganization of any Maker with or into another company through one or a series of related transactions if Mediabistro or the common equity holders of Mediabistro, as the case may be, immediately prior to the transaction possess less than 50% of the voting power of the surviving entity immediately after such transaction.

5.             BOFI Note. The Payee has funded this Note with a portion of the proceeds of the Consolidated Interest-Only Period Adjustable Rate Note dated August 27, 2013 (the “BOFI Note”) of Payee to BOFI Federal Bank (“BOFI”) in the original principal amount of $9,850,000. Payee and Makers intend that the principal and interest payments hereunder will be utilized by Payee to make payments due under the BOFI Note. Notwithstanding anything herein to the contrary, this Note must be repaid in full if Payee is required to repay the BOFI Note whether due to an Event of Default by Makers under this Note or otherwise. Until this Note is paid in full, Makers shall pay any and all of Payee’s reasonable out of pocket costs or expenses (including, without limitation, attorneys’ fees, title insurance fees, recording costs and mortgage taxes) related to, arising out of, or in connection with, the execution, delivery and negotiation this Note or the BOFI Note or the transactions contemplated hereby or thereby and any enforcement or collection proceedings related to this Note or the BOFI Note.

6.             Waiver. Makers hereby waive demand, presentment, protest, notice of protest, notice of dishonor, diligence in collection, notice of nonpayment and all notices of a like nature in connection with this Note. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. Any term of this Note may be amended or waived with the written consent of Makers and the Holder.

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7.             Prepayment. This Note may be prepaid at any time, in whole or in part, at the option of Makers, without penalty or premium. All payments hereunder, including, without limitation, any partial prepayment, shall be applied first to all costs and expenses due to Holder pursuant to the terms of this Note, then to accrued and unpaid interest and the balance, if any, to principal outstanding hereunder. Any repayment upon a Change of Control or any other prepayment shall be made directly to BOFI if the BOFI Note continues to remain outstanding and this Note is collateral for the BOFI Note.

8.             Jury Trial Waiver. Makers and Holder waive their right to a jury trial in connection with any action arising under or relating to this Note. Makers and Holder acknowledge that they make these waivers knowingly, voluntarily and only after consideration of the ramifications of these waivers with their respective legal counsel.

9.             Successors and Assigns. This Note shall inure to the benefit of Holder and its successors and assigns and shall be binding upon Makers and any successor to their businesses, whether by merger or otherwise. No Maker may assign or delegate its obligations or responsibilities under this Note without Holder’s prior written consent. Makers consent to the collateral assignment of this Note to BOFI in connection with the BOFI Note.

10.             Joint and Several. Each Maker and each and every other endorser, guarantor and surety of this Note, and all others who may become liable for all or any part of this obligation, do hereby agree that their liability hereunder shall be joint and several and hereby waive demand, presentment for payment, protest, notice of protest and notice of nonpayment of this Note, and do hereby consent to any number of renewals or extensions of the time of payment hereof, and agree that any such renewal or extension may be without notice to any of said parties and without affecting their liability hereunder, and further consent to the release of any part or parts or all of the security for the payment hereof and to the release of any party or parties liable hereon, all without affecting the liability of the other persons, partnerships or corporations liable for the payment of this Note.

11.             Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts made and to be wholly performed within said State. Each Maker irrevocably and unconditionally agrees that any legal action arising under or in connection with this Note is to be instituted in the state or federal courts located in the State of New York.

12.              Invalidity. Any term or provision of this Note that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Notwithstanding any provisions of this Note to the contrary, the rate of interest and other amounts to be paid by Makers to Holder under this Note shall not exceed the highest or the maximum rate of interest permitted to be charged by Holder under applicable laws. Any amounts paid by Makers to Holder in excess of such rate shall be deemed to be partial prepayments of principal hereunder.

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13.             Amendment and Restatement. This Note is given to combine, amend, restate and replace the Existing Notes, but shall not result in repayment or extinguishment of the unpaid indebtedness evidenced by the Existing Notes. All indebtedness formerly evidenced by the Existing Notes and unpaid on the date hereof shall now be evidenced by this Note, and as of the date hereof, the Existing Notes shall no longer evidence such outstanding indebtedness. This Note shall not be considered to be a novation of the Existing Notes as this Note evidences the same indebtedness.

MAKERS:

MEDIABISTRO INC.

By: /s/ Mitchell Eisenberg

Name: Mitchell Eisenberg

Title: EVP & General Counsel

MEDIABISTRO.COM SUBSIDIARY INC.

By: /s/ Mitchell Eisenberg

Name: Mitchell Eisenberg

Title: EVP & General Counsel

INSIDE NETWORK, INC.

By: /s/ Mitchell Eisenberg

Name: Mitchell Eisenberg

Title: EVP & General Counsel

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